                                                                    Exhibit 10.7


                                LEASE AGREEMENT
                                    BETWEEN
                          WENBERRY ASSOCIATES L.L.C.
                                      AND
                         BOTTOMLINE TECHNOLOGIES, INC.

                           PORTSMOUTH, NEW HAMPSHIRE


     This lease is made by Wenberry Associates, L.L.C. of 40 Pleasant Street, Portsmouth, New Hampshire (hereinafter referred to as Owner) and Bottomline Technologies, Inc. of One Court Street, Exeter, New Hampshire (hereinafter referred to as Tenant).

     In consideration of the mutual covenants contained herein and the considerations referred to hereafter, the parties agree as follows:

     1.   Premises:  The Owner does hereby lease to the Tenant the entire first,
          --------
second and third floors fronting on Fleet Street in the building known as 155 Fleet Street in Portsmouth, New Hampshire, initially comprising approximately 24,000 square feet and shown on the floor plans attached hereto as Exhibits A-1, A-2 and A-3.

     Within one (1) month of the occupancy of the building by Tenant, Tenant agrees to lease an additional 8,000 square feet of space located to the rear of the third floor Fleet Street location and shown on the floor plan attached hereto as Exhibit A-4. Except as set forth in Section 3, all lease terms for this additional 8,000 square feet of space shall be consistent with and coterminous with the original space including without limitation Section 18.c.

     2.   Lease Period:  The initial lease term shall be seven years commencing
          ------------
upon Tenant's occupancy which shall further be known as the commencement date.

     In addition, the Tenant shall have two five year options to extend the term of this lease. To exercise this option, Tenant must give written notice of its intent to Owner at least 90 days before the expiration of the initial, lease term or extended term, as the case may be.

     3.   Base Rent:  For the space provided, the Tenant covenants with the
          ---------
Owner that it will pay the Owner base rent in the following amounts for the periods described:

          a. For the first two years of the initial lease term, Tenant shall pay $9.50 per square foot, plus all utilities.

          b. With respect to the additional 8000 square feet referred to in the second paragraph of Section 1, Tenant's obligation to pay rent there for shall commence on the later of substantial completion, as defined in Section 24, or

               i. for the first 2000 square feet thereof, three (3) months after substantial completion, as defined in Section 24, of the initial 24,000 square feet;

               ii. for the second 2000 square feet thereof, three (3) months after the date specified in (i) above;

               iii. for the third 2000 square feet thereof, three (3) months after the date specified in (ii) above; and

               iv. for the remainder, three (3) months after the date specified in (iii) above.

          c. For the third year, rent shall be the base rent of the previous year, plus any increase in the rate of the National Consumer Price Index for the previous year, applicable to base rent, minus real estate taxes. In addition, Tenant shall pay all utilities and any increase in property tax from the previous year.

          d. For the fourth through the seventh year rent shall be the base rent of the previous year plus any increase in the National Consumer Price Index for the previous year, but said increase shall not exceed five percent in any one year.

          e. During the extension terms the rent shall be 95% of the fair market rent but not less than the rent during the seventh year or the twelfth year, as the case may be.

In addition, the Tenant shall pay all utilities and any increase in property tax from the previous year. In calculating Tenant's obligation to pay increases in property taxes, Tenant's share of such increases shall be a fraction, the numerator of which is the number of square feet of the leased premises and the denominator of which is the number of square feet of the building for which the tax bill is issued.

          f. Annual rent shall be made in monthly installments due on the first day of the month. In the event owner has not received Tenant's rent by the seventh (7th) day of the month, an additional late charge of 5% of the monthly payment shall be imposed.

     4.   Security Deposit:  Upon the execution of this Lease Agreement, Tenant
          ----------------
shall pay to the Owner the sum of $19,000.00 as a security deposit. The security deposit will be returned to Tenant, less damages and other lawful deductions, within thirty (30) days of the termination of the tenancy.

     The Security Deposit shall be held by Owner as security for the faithful performance by Tenant of all the terms, covenants, conditions and provisions of this Lease to be kept and performed or observed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or any other monetary sums due herewith, Owner may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other monetary sums due herewith and/or for the payment of any other amount which Owner may spend or become obligated by reason of Tenant's default, or to compensate Owner for any other loss or damage which Owner may suffer thereby. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefore, deposit cash with Owner in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease.

     Furthermore, whenever the Base Rent increases, Tenant shall deposit additional cash with Owner so that the amount of the Security Deposit is always at least one full months rent for the entire Leased Premises. Owner shall keep the Security Deposit separate from its general accounts and in accordance with provisions of New Hampshire law. If Tenant shall fully and faithfully perform all of its obligations hereunder, the Security Deposit, or any balance thereof that has not theretofore been applied by Owner, shall be returned to Tenant, after any lawful deductions, within thirty (30) days of the Termination of Tenancy.

     5.   Use of Property:
          ----------------

          a. The property shall be used only as commercial office space and accessory purposes. The Tenant may display items outside of the leased premises, but only in those locations approved by the Owner and approved by the City of Portsmouth and State of New Hampshire. The Tenant shall not store or otherwise keep any items outside of the leased premises without the permission of the Owner. Tenant acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which would be unlawful, improper, noisy or offensive, or contrary to any law or ordinance in force in the City of Portsmouth or State of New Hampshire. Owner represents and warrants that the leasehold property is currently zoned as commercial property and use of the leasehold as office space is permitted by the City of Portsmouth.

          b. Owner shall at its sole cost and expense comply with all applicable covenants, conditions and restrictions now or hereafter affecting the Premises, or the Building, or the Property, with all laws, rules, ordinances, regulations, directives and requirements of all federal, state, county and municipal authorities having jurisdiction over the Premises, or the Building, or the Property ("Laws"), including without limitation those relating to health, safety, noise, environmental protection, waste disposal, water and air quality, and other environmental matters, and the use, storage and disposal of Hazardous Materials, as such term is defined in Section 5.d. below, and with the certificate of occupancy for the Premises or the Building. Tenant shall not permit anything to be done on the Premises in violation thereof. Upon written demand, Tenant shall discontinue any use of the Premises in violation of any covenants, conditions and restrictions, or of any Law or of the certificate of occupancy. Owner shall be responsible for changes required in the building for handicap access.

          c. Tenant shall not do or permit anything to be done in, or about the Premises, or the Building, or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises or the Building, or the Property nor use or permit to be used any loudspeaker, or other device, system or apparatus which can be heard outside the premises without the prior written consent of Owner. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, the Building, or the Property.

          d. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations (collectively "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal, or transportation of any oil, gasoline and related products, flammable substance or explosives, asbestos, radioactive materials or waste, or other hazardous, toxic contaminated or polluting materials, substances, chemicals, wastes or related injurious materials, whether injurious by themselves or in combination with other materials including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such Laws, any toxic or hazardous substance, material or waste listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as a hazardous substance (40 CFR, Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated or listed as toxic under any applicable local, state or federal law) (collectively, "Hazardous Materials").

     6.   Assignment:  The Tenant shall not assign or sublet the whole or any
          ----------
part of the leased premises without Owner's prior written consent, which consent shall not unreasonably be withheld or delayed. Notwithstanding such consent, Tenant shall remain fully liable to Owner for the payment of all rent and expenses and for the full performance of the covenants and conditions of this lease. If there is an assignment of this Lease by Tenant or a subletting of the whole of the leased premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the leased premises by

Tenant at a rent in excess of the subleased portion's pro-rata share of the rent payable hereunder by Tenant, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of such excess rent net of all reasonable expenses of the assignment or subletting.

     7.   Fire Insurance:  The Tenant shall not permit any use of the leased
          --------------
premises which will make voidable any insurance on the property, which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Tenant shall on demand reimburse the Owner and all other Tenants, all extra insurance premiums caused by Tenant's use of the premises if they exceed more than Two Hundred ($200.00) Dollars per year for other than normal office use.

     8.   Maintenance of Premises:  The Tenant agrees to maintain the leased
          -----------------------
premises in the same condition as they are at the commencement of the term, reasonable wear and tear, damage by fire and other casualty and eminent domain only excepted, and whenever necessary to replace plate glass and other glass therein, if damaged by Tenant's negligence. The Tenant shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. Tenant shall obtain written consent of Owner before erecting any sign on the premises.

     9.   Alterations -- Additions:  Tenant may make non-structural alterations,
          ------------------------
provided the Owner consents thereto in writing if the cost of the alteration will exceed $10,000, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Tenant's expense and shall be of workmanlike quality. Tenant shall not permit any mechanic's liens, or similar liens to remain upon the leased premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of the Tenant and shall cause any such lien to be released of record forthwith without cost to the Owner. Any alterations or improvements made by the Tenant shall become the property of the Owner at the termination of occupancy as provided herein.

     10.  Government required alterations:  Tenant shall have no obligation to
          -------------------------------
make any alterations or changes in the Premises to meet regulations and standards promulgated and established under the Occupational Safety and Health Act of 1970, Americans with Disabilities Act, Environmental Law/Environmental Matter, or any other statute or regulation. Owner shall comply with all such statutes and regulations and make any necessary alterations or changes in order to comply with same on the Premises. Tenant shall notify Owner immediately of any alleged violation or claim based upon an alleged failure to comply with any citation or order issued under the Occupational Safety and Health Act of 1970, Americans with Disabilities Act, Environmental Matter/ Environmental Law and of any other statute of similar import. The provisions of this section shall survive the termination of this Lease.

     11.  Subordination:  The lease shall be subject and subordinate to any and
          -------------
all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part provided the mortgagee agrees to recognize all of Tenant's rights hereunder in the event of a foreclosure and the Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

     12.  Owner's Access:  The Owner or agents of the Owner may, at reasonable
          --------------
times, after reasonable notice, enter to view and inspect the leased premises and may make repairs as Owner should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice of letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

     13.  Care of Demised Premises:
          ------------------------

          a. Tenant shall act with care in its use and occupancy of the Premises and the fixtures (and all Tenant's improvements and fixtures) therein and, at Tenant's sole cost and expense and to the satisfaction of the Owner, shall make all repairs and replacements to the Premises and the fixtures and the Building, structural or otherwise, necessitated or occasioned by the acts, omissions, carelessness, negligence of other cause of Tenant, its servants, employees, agents, visitors or licensees or any person claiming through or under Tenant or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Ordinary maintenance items on the Premises shall be maintained or repaired as the need arises at the expense of the owner. Tenant, at Tenant's sole cost and expense, shall make all repairs and replacements to Tenant's special installations, if any. All such aforesaid repairs, restoration and replacements shall be in quality and class equal to the original work or installation. Regarding the Tenant's need to make repairs or replacements to any Structural, Mechanical, Electrical, HVAC, or surface treatment of walls, floors, and ceilings, Tenant shall notify Owner, who reserves the right to perform such work and charge back the Tenant.

          b. Except as otherwise provided in paragraph (a) of this Article, Owner shall make the following repairs as and when necessary; (i) major structural repairs to the Premises and Building; (ii) repairs required in order to provide the elevator, plumbing, electrical, heating and air conditioning services to be furnished by

Owner pursuant to this Lease; and (iii) repairs to exterior portions of the Building, including the 2nd and 3rd story windows and roof thereof.

          c. All personal property of the Tenant or special installations in the Premises or in the Building shall be at the sole risk of the Tenant and the Tenant shall, through the term of this Lease, keep same insured against all loss or damage by fire or other casualty. The Owner shall not be liable for any injury or damage to Tenant or its employees, invitees, occupants or persons in or on the Premises or to the property of Tenant resulting from the use of the heating, cooling, electrical or plumbing apparatus or any other cause, and Owner shall not, in any event, be liable for damages or injury resulting from water, steam or other causes, except in the case of Owner's negligence or willful misconduct. Tenant hereby expressly releases Owner from any liability incurred or claimed by reason of such damage or injury.

          d. The Owner assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. The Owner shall not be liable for any accident or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to defend and hold the Owner harmless against all such claims.

          e. The Owner agrees to keep all common areas of the leasehold Premises reasonably clean and free from debris at its expense.

     14.  Locks:  The Tenant shall not change any locks on the leased premises
          -----
without approval of the Owner, which consent shall not be unreasonably withheld.

     15.  Risk of Loss:  The Tenants assume the risk of damage, theft or
          ------------
destruction of its personal property and that of its guests on the Premises, unless directly caused by the negligence of the Owner.

     16.  Dangerous Conditions:  The Tenant shall notify the Owner of dangerous
          --------------------
conditions on the Premises or need for repairs as soon as possible after the Tenant has knowledge of same.

     17.  Damage by Fire:  In the event that the leased premises are damaged or
          --------------
destroyed by fire to the extent of fifty (50) percent or more of the Premises, the Tenant shall have the option of terminating this lease. If all or a portion of the Premises are made unusable by reason of damage by fire or other casualty, the rent shall equitably abated for any period said Premises are not usable.

     In case of destruction or injury to the demised premises, the Owner shall restore said demised premises reasonably to the same condition as originally leased, and during such restoration period, the rental shall be prorated and returned to the

Tenant proportionate to available use; provided however, if the destruction or injury shall exceed fifty (50) percent of the replacement cost, the Owner and/or Tenant shall have the option of terminating this Agreement, and the rental shall be prorated and returned to the Tenant as of the date of destruction.

     In the event that a mutually selected contractor estimates the period of restoration will exceed 120 days, the Tenant shall have the right to terminate this Lease. In the event the estimated period of restoration is less than 120 days, but the actual period of restoration exceeds 120 days, this Lease shall not terminate, but rent shall continue to be prorated as provided herein.

     In the event said Premises shall be taken under eminent domain proceedings in whole or to the extent that they are not functional for the Tenant, then this Agreement shall be terminated, and the rental shall be prorated and returned to the Tenant as of the date of such taking.

     18.  Owner's Responsibilities:
          ------------------------

          a. The Owner agrees to pay all property taxes for the leased premises for the first two years of the lease term. Thereafter, the Owner shall pay to the City of Portsmouth an amount equal to the second year tax obligation, with the Tenant paying any increase in property taxes provided in Section 3.

          b. Owner shall, throughout the term of this lease, at its expense, keep the building insured against all loss or damage by fire with extended coverage in an amount equal to its full replacement cost.

          c. Owner shall deliver the leased premises to Tenant in accordance with the final renovation plan as agreed by the parties, which shall be attached hereto and specifically incorporated into this Lease Agreement, which shall include, but not necessarily be limited to:

          -  properly designed HVAC for office use
          -  executive type lobby, reception area and elevator
          -  building atrium
          -  satisfactory carpeting, ceiling and painting
          - construction and for renovating of internal offices and bathrooms consistent with Tenant's space requirements
          - a new facade on Fleet Street with opening windows to meet Portsmouth Historical District approval

     The parties shall cooperate together and use best efforts to prepare and agree on a renovation plan for the initial premises containing 24,000 square feet including drawings and specifications for the work within four (4) weeks of the date of this

Lease, and to agree on a renovation plan for the additional premises containing 8000 square feet within three (3) weeks after the date of this Lease. Attached hereto as Exhibit B is a Description of Tenant Fit-Up Work which the parties agree shall be used as a guideline for developing the renovation plans for the premises.

          d. Owner shall replace the carpet throughout the entire leased premises with carpet of equal or better quality no later than the end of the seventh lease year.

     19.  Default by Tenant:  If the Tenant fails to pay any rental due
          -----------------
hereunder or if the Tenant defaults in fulfilling any of the other covenants of this Lease, the Owner may give the Tenant notice thereof in writing. If such default is not remedied within ten (10) days for monetary default following such notice and thirty (30) days for all other defaults following such notice, the Owner shall have all of the rights enumerated in Section 20 hereof, and the Tenant shall continue to be liable under this lease for the payment of rent and all other sums due hereunder.

     If at any time during the Term there shall be filed by or against the Tenant or any successor Tenant then in possession, in any Court pursuant to any statute either of the United States or any State, a petition (a) in bankruptcy,
(b) alleging insolvency, (c) for reorganization, (d) for the appointment of a receiver, or (e) for an arrangement under the Bankruptcy Acts, or if a similar type of proceeding shall be filed, the Owner may terminate the Tenant's rights under this lease by notice in writing to the Tenant under the applicable laws of the State of New Hampshire.

     20.  Owner's Rights on Default:  If the Tenant shall not have cured its
          -------------------------
default in the manner provided in Section 19 hereof, and the lease is terminated, the Owner shall be entitled to apply the security deposit specified in Section 4 toward any damages suffered by Owner and the Owner may immediately, or at any time thereafter, re-enter the leased premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, pursuant to NH RSA 540 or otherwise, without being liable for any prosecution therefore or damages resulting therefrom, and repossess and enjoy the leased premises, together with all additions, alterations and improvements. Owner may, at its option, repair, alter, remodel and/or change the character of the leased premises as it may deem fit, and/or at any time relet the leased premises or any part or parts thereof. The exercise by the Owner of any right granted in this section shall not relieve the Tenant from the obligation to make all rental payments, and to fulfill all other covenants required by this Lease at the time and in the manner provided herein, and if the Owner so desires all current rent and other current monetary obligations shall become due and payable. The Owner shall not be required to exercise any other right granted to the Owner hereunder. If the Owner attempts to relet the premises, the Owner shall be the sole judge as to whether or not a proposed tenant is suitable, which judgment shall be reasonable.

     In the event of a breach by the Tenant of any of the covenants or provisions hereof, the Owner shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity to enforce Lessor's rights or any of them, as if re-entry and other remedies were not herein provided.

     21.  Expenses:  If either party shall be in default under the terms of this
          --------
lease and the other party is required to seek legal recourse, the losing party shall pay to the prevailing party all reasonable attorney's fees in the discretion of the Justice or Master then presiding, as well as court costs as allowed by statute.

     22.  Right of First Refusal:  Tenant shall have the right of first refusal
          ----------------------
to lease any contiguous or adjacent space that becomes available during its initial term or option periods. Tenant shall notify Owner within thirty (30) days of its receipt of notice of space availability and accept or decline the additional space.

     Tenant shall also nave the right of first refusal to purchase the leased premises if the property is being sold to a third party. This right shall not preclude the Owner from syndicating the property. Tenant shall communicate its intent to purchase within thirty (30) days of its receipt of notice by Owner of intent to sell.

     23.  Indemnity:  Owner shall not be liable to Tenant and Tenant waives all
          ---------
claims against Owner for any injury to or death of any person or for loss of use of, damage to, or destruction of property in or about the Premises, the Building, or the Property by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Building, unless caused by the negligence or willful misconduct of Owner, its agents, or employees. Tenant agrees to hold Owner harmless and Owner agrees to hold Tenant harmless from and to indemnify and defend each other against all claims, liability, damage or loss and against all costs and expenses, including, without limitation, attorneys' and paralegal fees and costs and court costs in connection therewith, arising out of any injury or death of any person or damage to or destruction of property (i) occurring in, on or about the Premises, unless caused solely by the negligence or willful misconduct of each other, its agents or employees; or (ii) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other lessees, or elsewhere in or about the Property or the Building other than the Premises, when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of any duty by each other, its agents, employees, contractors, invitees, or subtenants or otherwise by any conduct of any of said persons in or about the Premises, the Building or the Property including failure of each other to observe or perform any of its obligations under the Lease.

     The provisions of this Section 23 shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

     24.  Completion of Owner's Work:
          --------------------------

     Owner shall Substantially Complete the initial premises no later than six
(6) months after the date of this Lease and the additional 8000 square feet of the leased premises within seven (7) months after the date of this Lease. "Substantially Complete" means:

          i. Owner and Tenant agree that the improvements described in the renovation plans referred to in Section 18.c. have been substantially completed in compliance with the terms of this Lease and all Legal Requirements so that Tenant can use the leased premises for their intended purposes without material interference to Tenant conducting its ordinary business activities;

          ii. The only incomplete items are minor or insubstantial details of construction, mechanical adjustments or finishing touches like touch-up plastering or painting as identified on a punchlist prepared by Tenant;

          iii. Owner has secured a permanent certificate of occupancy from the City of Portsmouth, permitting the building, the common areas and the leased premises to be occupied by Tenant in accordance with all legal requirements;

          iv. Tenant, its employees, agents and invitees, having ready access to and egress from the building and leased premises through the common areas which shall be clean, free of construction equipment and materials and in good working order;

          v. All major building systems, including the electrical, heating, ventilation and air conditioning systems, plumbing, utilities, and elevators are installed and are in good working order; and

          vi.       The leased premises are broom clean.

     Prior to the commencement date the Tenant shall inspect the leased premises and Owner shall demonstrate all building systems. If the leased premises are acceptable to Tenant, with the exception of minor items, Owner and Tenant shall prepare and execute a Punchlist. The Punchlist shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches. Owner shall complete the items set forth in the Punchlist within thirty (30) days after the commencement date. Owner will promptly correct any latent defects as they become known to Owner or within thirty (30) days after Tenant notifies Owner in writing of the defect. If Owner fails to complete the punchlist items or known latent defects, Owner shall pay Tenant, as liquidated damages, the sum of $100.00 per day. Tenant, if it so elects, shall have the option to withhold the liquidated damages from its monthly rent. Owner shall keep all contractor's and manufacturer's warranties and guarantees on file and shall make same available for inspection by Tenant upon request.

     25.  Delays:  It the Premises are not Substantially Complete on or prior to
          ------
six months after the execution of this Lease, Owner shall notify Tenant. Commencing with the date which is six (6) months after the date of this Lease and continuing until the leased premises are Substantially Complete, Owner shall reimburse Tenant for any amount of rent in excess of the base rent in this Lease which Tenant must pay for temporary or alternate premises, or for Tenant's continued occupancy in Tenant's present location.

     This paragraph shall not apply to damage or delay caused by fire, flood, earthquake or other natural disaster, or war, riots, labor strike or civil unrest.

     26.  Common Areas:  Owner shall keep sidewalks, corridors, stairwells,
          ------------
elevators and all other means of egress and ingress for the leased premises and all common areas of the property in good repair and clean and safe condition, free of any accumulation of debris, snow or ice.

     27.  Interruption of Services:  If service essential to Tenant's use and
          ------------------------
enjoyment of the leased premises, including but not limited to electricity, heating and air-conditioning, is discontinued and is not restored by Owner within three (3) business days, the base rent shall be abated for the period of time Tenant is without such service.

     This paragraph shall not apply to damage or delay caused by fire, flood, earthquake or other natural disaster, or war, riots, labor strike or civil unrest.

     28.  Compliance with Legal Requirements:  Owner represents and warrants
          ----------------------------------
that the building and the leased premises do now and on the commencement date will comply with all applicable Legal Requirements and that Tenant's use thereof in accordance with the provisions of this Lease is permitted by such Legal Requirements. Owner, at its sole cost and expense, shall cause the building and the leased premises to comply with all applicable future Legal Requirements throughout the Term of this Lease. Owner will indemnify Tenant for any damages due to noncompliance of any Legal Requirement by Owner. Tenant shall comply with all present and future Legal Requirements governing the conduct of Tenant's business in the leased premises.

     Legal Requirements shall mean: all federal, state, county, municipal and other governmental statutes, laws, rules, regulations, and ordinances affecting the building or the use thereof, including the Local and/or National Board of Fire Underwriters or its equivalent, whether now or hereafter enacted and in force, including without limitation any which may require repairs, modifications or alterations (structural or otherwise) in or to the land, building or the lease premises, and all permits, licenses, authorizations and regulations relating thereto; any which deal with environmental matters and/or Hazardous Substances; the Americans with Disabilities Act of 1990 (the "ADA"), and all covenants, agreements, restrictions and encumbrances affecting the building.

     29.  Owner's Indemnity:  Owner covenants to defend with counsel first
          -----------------
reasonably approved by Tenant, save harmless, and indemnify Tenant, from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Owner, its employees or agents, or (b) from any use made or thing done or occurring on the Property, Building and its Common Areas not due to the omission, fault, willful act, negligence or other misconduct of Tenant, its agents or employees.

     30.  Tenant Modifications:  Notwithstanding anything in this. Lease to the
          --------------------
contrary, Tenant shall not be obligated to make any repairs, alterations, modifications or additions to the Premises of a structural nature, or to make any changes, modifications or additions to the mechanical, or life-safety systems or electrical wiring serving the Premises, or a change, modification or addition which would properly be capitalized in accordance with generally accepted accounting principles.

     31.  Default by Owner:  If Owner shall fail to perform any of Owner's
          ----------------
obligations pursuant to this Lease ("Owner Default") and such failure shall continue for thirty (30) days or more after notice thereof from Tenant, Tenant may, but shall not be obligated to, cure such Owner Default and deduct all costs and expenses of such curing from the payments of Rent which become due thereafter, provided that if such Owner Default cannot reasonably be cured within such period and Owner shall have commenced the curing thereof within such period and shall thereafter diligently pursue such curing, Tenant shall, except as provided in the next sentence, have no rights pursuant to this paragraph so long as Owner diligently pursues such cure. If an Owner Default shall continue for ninety (90) days or more after notice thereof from Tenant, Tenant may, but shall not be obligated to, by written notice to Owner, terminate this Lease.

     32.  Hazardous Substances:  Owner represents and warrants to Tenant that
          --------------------
the Property does not and will not, other than as a result of Tenant's actions, contain asbestos, or any other dangerous, hazardous, noxious or toxic materials, chemicals, substances, pollutants or wastes which pose a hazard to the health and safety of the occupants of the Building as the same may be defined from time to time by any

Governmental Authority ("Hazardous Substances"). The term Hazardous Substances shall not include incidental quantities of substances which are commonly used in offices, such as copier fluid, typewriter, corrections fluids and ordinary cleaning solvents, provided that such are at all times used, kept and stored in a manner which complies with all Legal Requirements. If the Premises contains Hazardous Substances, prior to Owner's delivering possession of the Premises to Tenant, Owner shall at Owner's sole cost and expense, remove, contain or abate all Hazardous Substances. Removal, containment or abatement of Hazardous Substances shall be done in compliance with (a) all applicable Legal Requirements; and (b) the performance prescribed by a contractor licensed and certified in the jurisdiction in which the Premises is located to remove, contain or abate such Hazardous Substances. If at any time during the Term the removal, containment or abatement of any Hazardous Substances located on or in the property is required by any applicable Legal Requirements, Owner shall proceed to remove, contain or abate the Hazardous Substances as required by the applicable Legal Requirements.

     33.  Waiver of Subrogation:  Any insurance carried by either party with
          ---------------------
respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

     34.  Legal Notice:  Legal notices to the Tenant shall be deemed properly
          ------------
delivered if mailed by registered or certified mail, return receipt requested to the address of the Tenant at One Court Street, Exeter New Hampshire 03833.
Legal notices to the Owner shall be deemed properly delivered if mailed by registered or certified mail, return receipt requested to Owner's address at 40 Pleasant Street, Portsmouth, New Hampshire 03801. Either party may change such notice address by notice given to the other in like fashion. Notices shall be deemed given three (3) days after mailed.

     35.  Notice of Lease:  Neither party shall record this Lease.  At the
          ----------------
request of either party, the parties shall execute and record a notice of lease complying with NH RSA 477:7-a.

     36.  Brokers:  Each party represents to the other that it has dealt with no
          -------
real estate broker in connection with this Lease except Thomas Farrelly of Cushman & Wakefield, whose commission shall be paid by Landlord pursuant to a separate agreement.

     Signed this 24th day of November, 1994.



WITNESS:                      OWNER:
                              WENBERRY ASSOCIATES, L.L.C.

 /s/ Daniel Jones             By: /s/ James Kenny
-------------------------        ---------------------------
                              printed name:
                              title:

                              TENANT:
                              BOTTOMLINE TECHNOLOGIES, INC.


 /s/ Phillip D. Stevenson     By: /s/ James L. Loomis
-------------------------        ---------------------------
                              printed name: James L. Loomis
                              title: Vice President